UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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CLEAN ENERGY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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CLEAN ENERGY TECHNOLOGIES, INC.
2990 Redhill Avenue
Costa Mesa, CA 92626
(949) 273-4990

To Our Stockholders:

This Information Statement is furnished by the Board of Directors of Clean Energy Technologies, Inc., a Nevada corporation (the “Company”, CETY,” we,” “our” or “us), to holders of record of the Company’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on April 26, 2019. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of April 30, 2019, in lieu of an Annual Meeting of stockholders.

1.To elect 4 nominee directors, each to hold office for a one-year term expiring at the 2020 Annual Meeting of

Shareholders and until his or her successor is duly elected and qualified

2.To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.To amend our amended and restated articles of incorporation to provide for an increase the authorized shares of

Common Stock from 800,000,000 to 2,000,000,000 shares;

4.To cast an advisory vote to approve executive compensation (“Say-on-Pay”);

5.To cast an advisory vote on the frequency of future Say-on-Pay votes; and

6.To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to

Affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”)

The foregoing actions were approved on April 30, 2019 by our Board of Directors. In addition, on April 30, 2019 the holders of approximately 60% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

 Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to affect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about July 1, 2019 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

 WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about June 10, 2019.

CLEAN ENERGY TECHNOLOGIES, INC.
2990 Redhill Avenue
Costa Mesa, CA 92626
(949) 273-4990

By Order of the Board of Directors,

/s/ Kambiz Mahdi

Kambiz Mahdi

Chairman of the Board
June 10, 2019

PRELIMINARY INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being mailed on or about June 10, 2019 to all shareholders of record as of April 26, 2019 (the “Record Date”) of the common stock,$0.001 par value per share of Clean Energy Technologies, Inc., a Nevada corporation (the “Company”, CETY,” we,” “our” or “us,). The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders. The action was taken on April 30, 2019.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated April 30, 2019, in lieu of a meeting of the stockholders:

1.To elect 4 nominee directors, each to hold office for a one-year term expiring at the 2020 Annual Meeting of

Shareholders and until his or her successor is duly elected and qualified

2.To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.To amend our amended and restated articles of incorporation to provide for an increase the authorized shares of

Common Stock from 800,000,000 to 2,000,000,000 shares;

4.To cast an advisory vote to approve executive compensation (“Say-on-Pay”);

5.To cast an advisory vote on the frequency of future Say-on-Pay votes; and

6.To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to

Affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”)

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. As of the Record Date, the Company had outstanding 579,657,656  shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Colonial Stock Transfer, Inc., 66 Exchange Place, 1st floor, Salt Lake City, UT 84111,(801) 355-5704.

Vote Obtained - Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting stockholders and their respective approximate ownership percentage of the voting stock of the Company are as follows: MGW Investment I Limited (52.18%) and The Kambiz & Bahareh Mahdi Living Trust (7.4%) for a total of approximately 59.53%. as of the Record Date we had 579,657,656  shares of our Common Stock outstanding.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein, with the exception of the Reverse Stock Split, will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about July 1, 2019.

The entire cost of furnishing this Information Statement will be borne by the Company.

FORWARD-LOOKING INFORMATION

Information included in this Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clean Energy Technologies, Inc., to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the company, are generally identifiable by use of the words may, will, should, expect, “anticipate, estimate, believe, intend, or project or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we have no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?

A: Security holders owning a majority of the voting power of our outstanding shares of common stock took action by written consent in lieu of a stockholders’ meeting. Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q: What actions did the security holders take?

A: The security holders executed a written consent dated April 30, 2019:

1.	To increase the authorized shares of common stock from 800,000,000 to 2,000,000,000 shares with a par value of $0.001 per share.
2.	To amend our amended and restated articles of incorporation to provide for the foregoing increase in our authorized capital.

Q: What action do I need to take as a stockholder?

A: You are not required to take any action. The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.

Q: Am I entitled to appraisal rights?

A: No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q: Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the increase in authorized shares of common stock?

A: You will not recognize any gain or loss for U.S. federal income tax purposes as a result of the increase in the authorized shares of our common stock.

Q: Where can I find more information about the company?

A: We file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site athttp://www.sec.gov.

Q: Who can help answer my questions?

A: If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 2990 Redhill Avenue, Costa Mesa, CA 92626.

ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified and need not be shareholders of the Company.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Biographical Information and Summary of Qualifications of Nominees for Director

Mr. Kambiz Mahdi, age 54, served as President and Chief Executive Officer of the Company from 1996 until December of 2005 and again from July 2009 until present. Mr. Mahdi also started Billet Electronics a global supply chain provider of products, services and solutions in the technology sector in 2007. Mr. Mahdi has a BS degree in Electrical Engineering from California State University of Northridge. Mr. Mahdi has not served on any other boards of public companies in the past five years.

Our Board of Directors selected Mr. Mahdi to serve as a director because he is our Chief Executive Officer and has served in various executive roles with our company for 14 years, with a focus on electrical design & manufacturing, sales and operations and his insight into the development, marketing, finance, and operations aspects of our company. He has expansive knowledge of engineering and manufacturing industry and relationships with chief executives and other senior management at technology companies. Our Board of Directors believes that Mr. Mahdi brings a unique and valuable perspective to our Board of Directors.

Mr. Jun Wang, age: 52.  Mr. Wang, is the current Chairman and Chief Executive Officer of Taiyu (Shenyang) Energy Technology Co., Ltd. and has held those positions since 2002. From 2008 -2012 Mr. Wang served as Chief Executive Officer and director of SmartHeat, Inc. Prior to that, he served as an executive at Beijing HTN Pipeline Equipment Co., Ltd. from 2000 to 2002 and Honeywell from 1996 to 1999. Mr. Wang graduated from Tsinghua University and obtained a master’s degree in engineering. We believe that Mr. Wang is well qualified to serve as a member of our Board of Directors due to his extensive experience in the clean energy business in China and his ability to open potential markets to the company in Asia.

 Mr. Yongsheng Lyu. age: 67. Mr. Lyu has acted as an independent project consultant for Taiyu (Shenyang) Energy Technology Co., Ltd. since 2009. From 2003 to 2009, he served as the Executive Director of the Mianyang City Civil Aviation Administration Greening Company. From 1996 to 2003, he was the General Manager of Mianyang Township Enterprise Supply and Marketing Corporation. Mr. Lyu graduated from Jilin University with a bachelor’s degree in engineering. We believe that Mr. Lyu is well qualified to serve as a member of our Board of Directors due to his extensive experience in engineering, sales and marketing and his ability to assist the company in expanding its markets into Asia.

Mr. Calvin Pang. age: 34. Since 2015 Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business at Washington University in St. Louis with a bachelor’s degree in business and finance. We believe that Mr. Pang is well qualified to serve as a member of our Board of Directors due to his extensive experience in U.S. and Asian corporate finance and may assist us in developing relationships with financial institutions.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

LEGAL PROCEEDINGS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

The Company is not aware of any legal proceedings to which any current or prospective director, officer, affiliate of the Company, or owner of more than five percent of the Company’s Common Stock (beneficially or of record) is a party adverse in interest to the Company.

 Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During the most recent fiscal year, to the Company’s knowledge, other than the inadvertence in filing the Form 3’s for Messrs. Chin and Liew late, no filing delinquencies occurred.

Director Independence

Our Board of Directors has determined that each of Mr. Wang, and Mr. Lyu are “independent directors” as defined by the applicable rules of the SEC. By virtue of his position a controlling stockholder of the Company, the Board of Directors has determined that Mr. Pang is not an independent director. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Mahdi’s experience and tenure of having been an officer of the Company and believed that Mr. Mahdi is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board of Directors’ Role in Risk Oversight

The Board of Directors oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee critical business risks. The Board of Directors does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Required Vote

To be elected, each nominee for director must receive at least a plurality of the votes cast at the Annual Meeting (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees our shareholders’ interest in the long-term success of our business strategy and our overall financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all acquisitions and business-related investments and all assumptions of debt, as well as its oversight of our executive officers pursuant to annual reviews. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Board reviews risks related to our financial reporting. The Board meets with our Chief Financial Officer and with representatives of our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Additionally, material violations of our Code of Ethics and related corporate policies are reported to our Board of Directors.

Code of Business Conduct and Ethics

We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Shareholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: CLEAN ENERGY TECHNOLOGIES, Inc., 2990 Redhill Avenue, Costa Mesa, California 92626, Attention: Chief Executive Officer. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

Meetings of the Board

Our Board of Directors held three meetings during the fiscal year ended December 31, 2018. Each of our directors attended at least 75.0% of the aggregate total number of meetings of our Board of Directors held during the period for which he served as a director.

Audit Committee Financial Expert

The Company has no audit committee financial expert serving on its audit committee. The Company believes the cost related to retaining a financial expert at this time is prohibitive. Further, because of the Company’s state of development, it believes the services of a financial expert are not warranted.

Compensation of Independent Directors

        We currently do not have a compensation program for our Board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

Our board of directors has determined that two of our directors can be deemed an “independent directors.”

Review of Related Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors, such as:

•Business transaction between the company and any executive are prohibited, unless otherwise approved by the Board;

•Activities that may interfere with an executive’s performance in carrying out company responsibilities;

•Activities that call for the use of the company’s influence, resources or facilities; and

•Activities that may discredit the name or reputation of the company.

We have various procedures in place to identify potential related person transactions, and the Board of Directors and a separate compliance committee work together in reviewing and considering whether any identified transactions or relationships are covered by the Code of Business Conduct and Ethics.

Transactions with Related Persons

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is an independent distributor of electronic components. From time to time we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of our company. Our board of directors has approved such transactions of our chief executive officer.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGW Investment I Limited (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis.

On February 13, 2018 the Corporation and Confections Ventures Limited (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL  a convertible promissory Note (the “CVL Note”)  in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein.

On June 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of June 21, 2019.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019.

On February 15, 2018 we issued 9,200,000 @ .0053 as additional compensation to Kambiz Mahdi our CEO in the amount of $48,760.

On October 18, 2018 we entered into a 1 year employment agreement with Kambiz Mahdi our CEO, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

EXECUTIVE COMPENSATION

The compensation programs presently in effect with respect to the Chief Executive Officer, Chief Financial Officer and Chairman of the Board were established by the Board of Directors.

Executive Compensation

The following table sets forth the compensation paid to each of our principal executive officers (the “Named Executive Officers”) during the last two completed fiscal years:

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total
Name and Principal Position	Year	($)	($)(3)	($)(4)	($)	($)	($)		($)
Kambiz Mahdi (1)	2018	$275,000	$-	$310,760	$-	$-	$-	$-	$585,760
Chief Executive Officer	2017	$275,000	$-	$-	$-	$-	$-	$-	$275,000

John Bennett (2)	2018	$140,000	$-	$-	$-	$-	$-	$-	$140,000
Chief Financial Officer	2017	$140,000	$-	$-	$-	$-	$-	$-	$140,000

Outstanding Equity Awards at 2018 Fiscal Year-End

 There are no outstanding options or stock awards held by our named executive officers as of December 31, 2018.

On October 1, 2015, we entered into a new employment agreement with Mr. Mahdi for 2 years with an annual salary of $275,000 In 2018 Mr. Mahdi was paid down total of $26,731 from the past due balance of unpaid salary from 2016 with remaining outstanding balance of $43,153 due to lack of capital.

On October 18, 2018 we entered into a 1-year employment agreement with Mr. Mahdi, with an annual salary of $275,000. In addition, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the yearended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

2)      In 2016 Mr. Bennett was only paid $74,821 due to lack of capital and is still due $42,009 from 2016.

3)       There were no bonuses paid or accrued for any executives for fiscal years 2018 and 2017.

4)       Mr. Bennett was issued an option to purchase 30,000 shares of our common stock on February 8, 2007 at $1.73 under our 2006 Plan and an option to purchase 30,000 shares of our common stock at $.33 per share on February 28, 2008.  Both option grants expired on February 08, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of the Record Date  the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors and former directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 579,657,656 shares of our common stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. Unless otherwise provided, the address of each beneficial owner listed is c/o Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626.

Name of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned	Percentage
MGW Investments I Limited (3)	666,666,668	68.77%
ETI Capital Partners (2)	57,380,323	5.92%
Kambiz Mahdi (1) – Director and CEO	42,601,618	4.39%
John Bennett – Former Director and CFO	1,359,200	0.14%
All directors and officers as a group	710,627,486	75.74%
Total Issuable and Outstanding April 26, 2019	969,457,905

 1)The shares of common stock are held directly by the Kambiz and Bahareh Mahdi Living Trust and indirectly by Kambiz Mahdi and Bahareh Mahdi as Trustees.

2)ETI Partners IV LLC (“P-IV”) is a private investment company organized as a Delaware limited liability company, with its principal office’s c/o Energy Technology Innovations, Inc., 901 Washington Boulevard, Suite 208, Marina Del Rey, CA 90292.  Energy Technology Innovations, Inc. is the Manager of P-IV.  Mr. Meddy Sahebi is the President of

Energy Technology Innovations, Inc.  P-IV is the beneficial owner of 57,380,323 shares of common stock.  Mr. Sahebi, is the President of Energy Technology Innovations, Inc., which is the Manager of P-IV.

3)Calvin Pang has voting and investment power over all of our common stock held by MGW Investment I Limited (“MGWI”). MGWI holds 302,462,668 shares of common stock and convertible promissory notes whereby can be converted into 364,204,000 shares of Common Stock.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the firm of Fruci & Associates II, PLLC to act as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and such appointment is being submitted to our shareholders for ratification of which a majority of such shareholders entitled to vote approved of the ratification on April 30, 2019 by written consent in lieu of a shareholder meeting.  Fruci & Associates II, PLLC is considered by our management to be well qualified.

The aggregate fees billed to us by our principal accountant (Fruci & Associates II, PLLC) for services rendered during the fiscal years ended December 31, 2018 and December 31, 2017 are set forth in the table below:

Services:	2018	2017
Audit Fees (1)	$48,254	$50,528
Audit Related Fees (2)	-	-
Tax Fees (3)	4,500	3,885
All Other fees	-	-
Total	$52,754	$54,413

(1)

Audit fees billed in 2018 and 2017 consisted of fees related to the audit of our annual financial statements, reviews of our quarterly financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees related to financial accounting and reporting consultations, assurance and related services.
(3)	Tax services consist of tax compliance and tax planning and advice.

The Board of Directors pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC. All services rendered by our principal auditor for the years ended December 31, 2017 and 2018 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Board of Directors has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

Board of Directors Audit Report to Shareholders

Since we do not have a standing Audit Committee our full Board of Directors oversees our financial reporting process. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Board of Directors has reviewed and discussed our audited financial statements as of December 31, 2017 and December 31, 2018 with management and the independent registered public accounting firm. The Board of Directors has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended. In addition, the Board of Directors has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us.

PROPOSAL 3

 Amendment to Articles of Incorporation

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 800,000,000 shares, $0.001 par value, of Common Stock, and 20,000 shares of preferred stock. As of the Record Date, we had 579,657,656 shares of Common Stock issued and outstanding and 20,000 shares of Preferred Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock to 2,000,000,000 shares, par value $0.001 will provide us with greater flexibility with respect to our capital structure for business purposes including additional equity financings and stock-based acquisitions.

The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this information statement (the “Amendment”).

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, settlement of debt, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Amendment as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and

Management” below. However, we do not believe that our officers or directors have interests in the Amendment that are different from or greater than those of any other of our stockholders.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of the Company’s outstanding voting stock is sufficient to take the actions described above, which vote was obtained by written consent of the holders of the issued and outstanding shares of Common Stock having in the aggregate approximately 59.8% of the voting power of the Company. As a result, the corporate actions were approved, and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the amendment to the Articles of Incorporation to provide for an increase in the authorized common stock and the authorization of preferred stock cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company’s stockholders.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the action described above.

REASONS FOR THE ACTIONS TAKEN BY STOCKHOLDER WRITTEN CONSENT

AUTHORIZED SHARE INCREASE

General

Our board of directors has adopted a resolution to amend our amended and restated articles of incorporation to increase the number of shares of common stock authorized for issuance from 800,000,000 to 2,000,000,000. A majority of our security holders entitled to vote have given their written consent to the resolution. Under the Nevada revised statutes, the written consent of the holders of a majority of the voting power necessary to authorize or take the action is effective as stockholder approval.  Under Article 8 of our amended and restated articles of incorporation, the holders of our common stock are entitled to vote upon an amendment to our amended and restated articles of incorporation to increase the authorized number of shares of our common stock.

Reasons

Our board of directors and the holders of a majority of the voting power necessary to authorize an amendment to our amended and restated articles of incorporation to increase our authorized common stock have approved the amendment to our amended and restated articles of incorporation to provide us with flexibility in pursuing our long-term business objectives. We have in the past and may in the future pursue opportunities that will involve the issuance or sale of our common stock, including to obtain capital, acquire assets, hire or engage employees or consultants, or incentivize employees or consultants. A reserve of common stock available for issuance from time-to-time will enable us to entertain a broad variety of business and financing opportunities, including corporate or asset acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of employees or consultants contributing to our success. We do not currently have any definitive plans or arrangements for such issuances.

As a result of the increase in authorized common stock, there will be 1,420,342,344 shares of common stock available for issuance (without regard to shares issuable upon exercise or conversion of outstanding options, warrants, or convertible securities). The board of directors will be authorized in some circumstances to issue the additional common stock without having to obtain the approval of our stockholders. Nevada law requires that the board use its reasonable business judgment to assure that we obtain “fair value” when we issue shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current stockholders. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of our common stock.

The increase in the number of shares of common stock available for issuance is not being done to impede any takeover attempt. Nevertheless, the power of the board of directors to provide for the issuance of shares of common stock without stockholder approval has potential utility as a device to discourage or impede a takeover of the company. If a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make us unattractive to the party seeking control of us. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

When the increase will go into effect

We cannot file the amendment to the amended and restated articles of incorporation reflecting the increase in authorized shares, until 20 days after the date this Information Statement has been mailed or given to stockholders.

Effect of the increase in authorized common stock

As a result of the increase in authorized common stock, there will be 1,420,342,344 shares of common stock available for issuance (without regard to shares issuable upon exercise or conversion of outstanding options, warrants, or convertible securities). The board of directors will be authorized in some circumstances to issue the additional common stock without having to obtain the approval of our stockholders. Nevada law requires that the board use its reasonable business judgment to assure that we obtain “fair value” when we issue shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current stockholders. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of our common stock.

The following table reflects the authorized shares and outstanding shares of common stock before and after the increase in authorized shares of common stock (without accounting for shares reserved for upon exercise or conversion of options, warrants, or convertible securities):

Shares of common and preferred stock	Before amendments	After amendments

Authorized Common Shares	800,000,000	2,000,000,000
Common Shares Outstanding	579,657,656	579,657,656
Remaining Authorized Common Shares Available for Issuance	220,342,344	1,420,342,344
Authorized Preferred Shares	20,000,000	20,000,000
Preferred Shares Outstanding (series D)	6,700	6,700
Remaining Authorized Preferred Shares Available for Issuance	19,993,300	19,993,000

Amendment of Amended and Restated Articles of Incorporation

To implement the actions taken by written consent of the security holders described above, we will file with the Secretary of State of Nevada a certificate of amendment to our amended and restated articles of incorporation on or after June 10, 2019, and it will become effective on the date of such filing. The amendment to the amended and restated articles of incorporation will provide that the authorized shares of common stock of the company will be 2,000,000,000 with a par value of $0.001 per share.

Stock Transfer Agent

Our stock transfer agent is Colonial Stock Transfer Company, Inc., 66 E Exchange Pl, Salt Lake City, UT 84111. Its telephone number is (801) 355-5740.

PROPOSAL 4

APPROVAL OF ADVISORY VOTE TO APPROVE EXECUTIVE  COMPENSATION (“SAY-ON-PAY”)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity every three years to vote to approve, on an advisory basis, the compensation of our named executive officers. A majority of our stockholders constituting approximately 59.6% of our issued and outstanding stock has voted for the approval of the compensation of our named executive officers as described in this Information Statement set forth in the following resolution at the Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section, the accompanying compensation tables, and the related narrative disclosure in the Company’s Schedule 14C filed in lieu of the Proxy for the 2018 Annual Meeting of Stockholders.

The Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors. Because we value our stockholders’ views, however, the Board of Directors will consider the results of this advisory vote when formulating future executive compensation policy. The advisory vote serves as an additional tool to guide the Board of Directors in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of compensation, but rather the overall named executive officer compensation program and philosophy and the related narrative disclosure as set forth below under “Executive Compensation.” We encourage you to carefully review these disclosures.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTE

In addition to providing you with the opportunity to cast an advisory vote on executive compensation, this year, in accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, a majority of the stockholders of the Company cast an advisory vote on the frequency of that Say-on-Pay vote to be held every three years.

The Board recommended a shareholder advisory vote on executive compensation. We believe that a vote every three years would provide us with timely feedback from our shareholders on executive compensation matters given our status as a smaller reporting company.

Although the vote on this proposal is non-binding, the Board of Directors value the opinions of our stockholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on executive compensation.

PROPOSAL 6

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO AFFECT A REVERSE STOCK SPLIT TO THE COMPANY'S COMMON STOCK

We are seeking shareholder approval to grant the Board discretionary authority to amend the Company's Articles of Incorporation to affect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than two (2) shares and not more than twenty (50) shares, into one share of Common Stock at any time prior to December 31, 2020 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if affected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved and recommended seeking shareholder approval of this Reverse Split Proposal, on April 30, 2019.

Although the majority shareholder approved the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. Therefore, the Board will have the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.

The Board's decision as to whether and when to affect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to affect a reverse stock split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

●	Meet certain initial listing requirements of the New York Stock Exchange (“NYSE”) and/or NASDAQ;
●	Appeal to a broader range of investors to generate greater investor interest in the Company; and
●	Improve the perception of our Common Stock as an investment security.

Meet the NASDAQ or NYSE Listing Requirements - Our Common Stock is currently listed on the OTCQB Pink (“CETY”). Both the NYSE and the NASDAQ require a minimum trading price per share in order to list on either exchange. The NYSE and the NASDAQ Rules and Regulations, require among other things, that in order to list on their exchanges, the average closing price of a company's common stock must be at least $3.00 or $4.00 per share over a consecutive 30 trading-day period.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to affect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the overall economic environment in the industry in which we are currently operating has been a significant contributing factor in the decline in the price of our Common Stock. Our Board of Directors unanimously approved the discretionary authority to affect a reverse stock split as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If our stockholders approve this Reverse Split Proposal and the Board of Directors elects to affect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every two (2) to fifty (50) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder's percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain listing on the NYSE or NASDAQ to meet their listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of April 26, 2019

	Current (after Amendment)	After Reverse Split if 1:2 Ratio is selected	After Reverse Split if 1:50 Ratio is selected
Authorized Common Stock	2,000,000,000	2,000,000,000	2,000,000,000
Common Stock issued and outstanding	579,657,656	289,828,828	11,593,153
Authorized but unissued	1,420,342,344	1,710,171,172	1,988,406,847

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been affected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company's current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the increase in the amount of authorized Common Stock from 800,000,000 to 2,000,000,000 will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our Board of Directors had determined as the appropriate effective time for the reverse stock split to affect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common

Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-two (1:2) or not more than one-for-fifty (1:50), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 1,000 shares of our Common Stock, he or she would hold 500 shares of Common Stock following a one-for-two reverse stock split, or 20 shares of Common Stock following a one-for-fifty reverse stock split, in each case with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been affected.

 In addition, prior to filing the amendment to the amended and restated articles of incorporation reflecting the reverse stock split, we must notify FINRA by filing an Issuer Company Related Action Notification Form.  This form is required to be filed with FINRA no later than ten (10) days prior to the anticipated filing date.  Our failure timely to make such filing may constitute fraud under Section 10 of the Exchange Act

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, West Coast Stock Transfer Inc. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be available to be sent to the shareholder's address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split, if required by the shareholder.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the reverse stock split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. Shareholders holding a fractional as a result of the Reverse Split will be rounded up to the next whole share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Articles of Incorporation, even if the authority to affect a reverse stock split has been approved by our shareholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

Approximately 59.8% of the stockholders holding our issued and outstanding Common Stock executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by a majority of Stockholders, no proxies are being solicited with this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about CETY that we file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the increase in our authorized shares of common stock will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed or given to our common stockholders. We anticipate that the actions contemplated herein, with the exception of the Reverse Stock Split, will be effected on or about July 1, 2019.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on April 26, 2019, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about June 10, 2019 to all stockholders of record as of the record date, April 26, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

June 10, 2019	/s/ Kambiz Mahdi
Kambiz Mahdi
Executive Chairman and Chief Executive Officer

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

CLEAN ENERGY TECHNOLOGIES, INC.

Clean Energy Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

1.            The name of the Corporation is Clean Energy Technologies, Inc.

2.            Article 4.1 has been amended as follows:

“ 4.1 Authorized Shares. The corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock authorized to be issued is 2,000,000,000 shares, with a par value of $0.001 per share.  The total number of shares of Preferred Stock authorized to be issued is 20,000,000 shares, with a par value of $0.001 per share.

3.            The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 59.8%

4.           Effective date and time of filing: (optional)

SIGNATURE

Signature of Officer

A-1